CONSTITUTION OF

SAMSON OIL & GAS LIMITED

ACN 009 069 005

CONTENTS

1	.	PRELIMINARY		1
		1.1	Replaceable rules	1
		1.2	Definitions	1
		1.3	Rules for interpreting this document	3
2	.	LISTING RULES		4
3	.	DIRECTORS		4
		3.1	Number of Directors	4
		3.2	Qualification	4
		3.3	Appointment by the Board	5
		3.4	Appointment by general meeting	5
		3.5	Eligible candidates	5
		3.6	One third of Directors retire annually	5
		3.7	Selection of rotating Directors	6
		3.8	Time of retirement	6
		3.9	Cessation of Director's appointment	6
		3.10	Removal from office	6
		3.11	Too few Directors	7
4	.	ALTERNATE DIRECTORS		7
		4.1	Appointment of Alternates	7
		4.2	Notice of Board meetings	7
		4.3	Obligations and entitlements of Alternates	7
		4.4	Termination of appointment	8
		4.5	Appointments and revocations in writing	8
5	.	POWERS OF THE BOARD		8
		5.1	Powers generally	8
		5.2	Exercise of powers	8
		5.3	Sale of main undertaking	8
6	.	EXECUTING NEGOTIABLE INSTRUMENTS		8
7	.	MANAGING DIRECTOR		9
		7.1	Appointment and power of Managing Director	9
		7.2	Retirement and removal of Managing Director	9
		7.3	Multiple Managing Directors	9
		7.4	Termination of appointment of Managing Director	9
8	.	DELEGATION OF BOARD POWERS		10
		8.1	Delegation to committee or attorney	10
		8.2	Terms of delegation	10
		8.3	Powers of attorney	10
		8.4	Proceedings of committees	10
9	.	DIRECTOR'S DUTIES AND INTERESTS		10
		9.1	Compliance with Act	10
		9.2	Scope of Directors' duties	11
		9.3	Declaration of interests	11
		9.4	Director interested in agreement	11
		9.5	Agreements with third parties	12
		9.6	Obligation of secrecy	12
10.			DIRECTORS' REMUNERATION	12
		10.1	Remuneration of Executive Directors	12
		10.2	Remuneration of non-executive Directors	12
		10.3	Additional Remuneration for extra services	13
		10.4	Expenses of Directors	13
		10.5	Directors' retirement benefits	13
11.			OFFICERS' INDEMNITY AND INSURANCE	13
		11.1	Indemnity	13
		11.2	Insurance	14
		11.3	Former officers	14
12.			BOARD MEETINGS	14

12.1	Convening Board meetings	14
12.2	Notice of Board meeting	14
12.3	Use of technology	15
12.4	Chairing Board meetings	15
12.5	Quorum	15
12.6	Majority decisions	15
12.7	Procedural rules	15
12.8	Written resolution	16
12.9	Additional provisions concerning written resolutions	16
12.10	Valid proceedings
13.	MEETINGS OF MEMBERS	16
13.1	Annual general meeting	16
13.2	Calling meetings of members	16
13.3	Notice of meeting	17
13.4	Postponement or cancellation	17
13.5	Fresh notice	17
13.6	Notice to joint holders of shares	17
13.7	Technology	17
13.8	Accidental omission	17
13.9	Class meetings	18
14.	PROCEEDINGS AT MEETINGS OF MEMBERS	18
14.1	Member present at meeting	18
14.2	Quorum	18
14.3	Quorum not present	18
14.4	Chairing meetings of members	18
14.5	Attendance at general meetings	19
14.6	Members rights suspended while call unpaid	19
14.7	Adjournment	19
14.8	Business at adjourned meetings	19
15.	PROXIES, ATTORNEYS AND REPRESENTATIVES	19
15.1	Appointment of Proxies	19
15.2	Member's attorney	20
15.3	Deposit of proxy forms and powers of attorney	20
15.4	Corporate representatives	20
15.5	Standing appointments	20
15.6	Suspension of proxy or attorney's powers if member present	20
15.7	Priority of conflicting appointments of attorney or representative	20
15.8	More than 2 current proxy appointments	21
15.9	Continuing authority	21
16.	ENTITLEMENT TO VOTE	21
16.1	Determining voting entitlements	21
16.2	Number of votes	22
16.3	Casting vote of chairman	22
16.4	Votes of joint holders	22
16.5	Votes of transmittees and guardians	23
16.6	Voting restrictions	23
16.7	Objections to right to vote	23
17.	HOW VOTING IS CARRIED OUT	23
17.1	Method of voting	23
17.2	Demands for a poll	23
17.3	When and how polls must be taken	24
18.	SECRETARY	24
18.1	Appointment and removal of secretary	24
18.2	Terms and conditions of office	24
18.3	Removal from office	24
19.	MINUTES	25

19.1	Minutes must be kept	25
19.2	Minutes as evidence	25
19.3	Inspection of minute books	25
20.	COMPANY SEALS	25
20.1	Common seal	25
20.2	Use of seals	25
20.3	Fixing seals to documents	25
21.	ACCOUNTS AND AUDIT	26
21.1	Company must keep accounts	26
21.2	Financial reporting	26
21.3	Audit	26
21.4	Conclusive reports	26
21.5	Inspection of financial records and books	26
22.	SHARES	27
22.1	Issue at discretion of Board	27
22.2	Preference and redeemable preference shares	27
22.3	Restrictions on issue	27
22.4	Brokerage and commissions	27
22.5	Surrender of shares	27
23.	CERTIFICATES	27
23.1	Uncertificated securities	27
23.2	Certificated shares	28
23.3	Multiple certificates and joint holders	28
23.4	Lost and worn out certificates	28
24.	REGISTER	28
24.1	Joint holders	28
24.2	Non-beneficial holders	29
25.	PARTLY PAID SHARES	29
25.1	Fixed instalments	29
25.2	Pre-payment of calls	29
25.3	Calls made by Board	29
25.4	Notice of call	29
25.5	Classes of shares	30
25.6	Obligation to pay calls	30
25.7	Called Amounts	30
25.8	Proof of call	30
25.9	Forfeiture notice	30
25.10	Forfeiture
25.11	Disposal and re-issue of forfeited shares
25.12	Notice of forfeiture
25.13	Cancellation of forfeiture
25.14	Effect of forfeiture
25.15	Application of proceeds
25.16	Title of new holder
25.17	Mortgage of uncalled capital
26.	COMPANY LIENS	32
26.1	Existence of liens	32
26.2	Sale under lien	33
26.3	Protection of lien	33
26.4	Indemnity for payments required to be made by the Company	33
27.	DIVIDENDS	34
27.1	Accumulation of reserves	34
27.2	Dividends must be paid out of profits	34
27.3	Payment of dividends	34
27.4	Amount of dividend	34
27.5	Prepayments, payments during dividend period and credits without payment	35

27.6	Dividends in kind	35
27.7	Method of payment	35
27.8	Joint holders' receipt	35
27.9	Retention of dividends by Company	36
27.10	No interest on dividends
28	SHARE PLANS	36
28.1	Implementing share plans	36
28.2	Board obligations and discretions	36
29	TRANSFER OF SHARES	37
29.1	Modes of transfer	37
29.2	Market transfers	37
29.3	Transfer by written document	37
29.4	Restricted securities	38
29.5	Refusal to register transfer	38
29.6	Transferor remains holder until transfer registered	39
29.7	Powers of attorney	39
30	TRANSMISSION OF SHARES	39
30.1	Death of joint holder	39
30.2	Death of single holder	39
30.3	Transmission of shares on insolvency or mental incapacity	40
30.4	Refusal to register holder	40
31	UNMARKETABLE PARCELS	40
31.1	Board power of sale	40
31.2	Notice of proposed sale	40
31.3	Public notice of intention to sell	40
31.4	Second notice to member	41
31.5	No sale where member gives notices	41
31.6	Joint holders	41
31.7	Terms of sale	41
31.8	Share transfers	41
31.9	Application of proceeds	42
31.10	Protections for transferee
31.11	No sale where takeover bid announced
32	ALTERATION OF SHARE CAPITAL	42
32.1	Capitalisation of profits	42
32.2	Adjustment of capitalised amounts	43
32.3	Conversion of shares	43
32.4	Reduction of capital	43
32.5	Variation of rights	43
33	WINDING UP	44
33.1	Distribution of assets generally	44
33.2	No distribution of liabilities	44
33.3	Distribution not in accordance with legal rights	44
34	NOTICES	44
34.1	Notices by Company	44
34.2	Overseas members	45
34.3	When notice is given	45
34.4	Notice to joint holders	45
34.5	Counting days	45
34.6	Certificate of Director or Secretary	45
34.7	Notices to "lost" members	46
35	UNCLAIMED MONEY	46

CONSTITUTION OF SAMSON OIL & GAS LIMITED
(ACN 009 069 005)

(adopted by special resolution of shareholders passed on Tuesday 29 November 2005)

1.	PRELIMINARY

1.1	Replaceable rules

The replaceable rules referred to in section 141 do not apply to the Company.

1.2	Definitions

The following definitions apply in this document.

"Act" means the Corporations Act 2001 (Cth).

"Alternate" means an alternate Director appointed under rule 4.1.

"Appointor" in relation to an Alternate, means the Director who appointed the Alternate.

"ASX" means Australian Stock Exchange Limited.

"Board" means the Directors acting collectively under this document.

"Business day" has the meaning given by the Listing Rules.

"Called Amount" in respect of a share means:

(a)	the amount of a call on that share which is due and unpaid; and

(b)	any amount the Board requires a member to pay under rule 25.7.

"Company" means the company named at the beginning of this document whatever its name is for the time being.

"Director" means a person who is, for the time being, a director of the Company including, where appropriate, an Alternate.

"Dividend" includes bonus.

"Executive Director" means a Director who is an employee of the Company or a subsidiary or acts in an executive capacity for the Company or a subsidiary under a contract for services and includes a Managing Director.

"Interest Rate" means, in respect of each rule in which that term is used:

(a)	the rate for the time being prescribed by the Board in respect of that rule; or

(b)	if no rate is prescribed, 15% each year.

"Listed" means admitted to the Official List of ASX.

"Listing Rules" means the Listing Rules of ASX and any other rules of ASX which are applicable while the Company is admitted to the Official List of ASX, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX.

"Managing Director" means a managing director appointed under rule 7.1.

"Member" means a person whose name is entered in the Register as the holder of a share.

"Market Transfer" means a transfer (within the meaning of Division 3 of Part 7.12) that:

(a)	according to the SCH business rules, is a proper SCH regulated transfer; or

(b)	is a valid transfer under a computerised or electronic system established or recognised by the Act, the Listing Rules or the SCH business rules for the purpose of facilitating dealings in shares.

"Ordinary resolution" means a resolution of members other than a special resolution.

See sections 168, 169 and the Listing Rules	"Register" means the register of members kept as required by sections 168 and 169 and includes a computerised or electronic subregister established and administered under the SCH business rules.
"Remuneration" in relation to a Director (other than an Executive Director):

(a)	includes salary, bonuses, fringe benefits and superannuation contributions provided by the Company; and

(b)	excludes a payment made as compensation for loss of office or in connection with retirement from office and an indemnity under rule 11.

"SCH business rules" means the business rules (within the meaning of Chapter 7) of the securities clearing house as they apply to the Company for the time being.

"Secretary" means, during the term of that appointment, a person appointed as a secretary of the Company in accordance with this document.

"Special resolution" has the meaning given by section 9.

"Unmarketable Parcel" means a parcel of shares of a single class registered in the same name or the same joint names which is, in aggregate, less than the number that constitutes a marketable parcel of shares of that class under the business rules of ASX.

"Voting Member" in relation to a general meeting, or meeting of a class of members, means a member who has the right to be present, and to vote on, at least 1 item of business to be considered at the meeting.

1.3	Rules for interpreting this document

Headings and marginal notes are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	A reference to:

(i)
legislation (including subordinate legislation) is to that legislation as amended, modified in relation to the Company, re-enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

(iii)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

(iv)	anything (including a right, obligation or concept) includes each part of it.

(b)	A singular word includes the plural, and vice versa.

(c)	A word which suggests 1 gender includes the other genders.

(d)	If a word is defined, another part of speech has a corresponding meaning.

(e)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(f)	The word "agreement" includes an undertaking or other binding arrangement or understanding, whether or not in writing.

(g)	A power to do something includes a power, exercisable in the like circumstances to revoke or undo it.

(h)	A reference to a power is also a reference to authority or discretion.

(i)	A reference to something being "written" or "in writing" includes that thing being represented or reproduced in any mode in a visible form.

(j)	Words (other than those defined in rule 1.2) which are defined by the Act have the same meaning in this document.

(k)	A reference to a Chapter, Part, Division, or section is a reference to a Chapter, Part, Division or section of the Act.

2.	LISTING RULES

See Listing Rules 1.1 condition 2, 15.11 and appendix 15A
If the Company is Listed, the following rules apply:

(a) Notwithstanding anything contained in this document, if the Listing Rules prohibit an act being done, the act shall not be done.

(b) Nothing contained in this document prevents an act being done that the Listing Rules require to be done.

(c) If the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done (as the case may be).

(d) If the Listing Rules require this document to contain a provision and it does not contain such a provision, this document is deemed to contain that provision.

(e) If the Listing Rules require this document not to contain a provision and it contains such a provision, this document is deemed not to contain that provision.

(f) If any provision of this document is or becomes inconsistent with the Listing Rules, this document is deemed not to contain that provision to the extent of the inconsistency.

3.	DIRECTORS

3.1	Number of Directors

The Board may from time to time decide the number of Directors (not counting Alternates (but that number must be at least:

(a)	3; or

(b)	the number of Directors (not counting Alternates) in office when the decision is made,

(whichever is greater).

3.2	Qualification

A Director need not be a member of the Company. Neither the auditor of the Company for the time being nor any partner or employee of the auditor is eligible to act as a Director of the Company.

3.3	Appointment by the Board

Replaces sections 201G and 201H	The Board may appoint a person to be a Director at any time except during a general meeting. Any Director so appointed:
(a)	automatically retires at the next annual general meeting and is eligible for re-election by that general meeting; and

(b)	is not taken into account in deciding the rotation or retirement of Directors or the number of them to retire under rule 3.5 at that general meeting.

3.4	Appointment by general meeting

Replaces section 201G
Subject to this document, section 201E, and to the number of Directors for the time being fixed under rule 3.1 not being exceeded, the Company may appoint Directors by ordinary resolution. A Director appointed to replace one removed from office under rule 3.10 must retire when the Director replaced would have been required to retire if not removed and is eligible for re-election.

3.5	Eligible candidates

The Company in general meeting cannot validly appoint a person as a Director unless:

(a)	the person retires under rule 3.3, 3.4 or 3.6 and seeks re-election;

(b)	the Board recommends the appointment; or

(c)	at least 30 business days before the meeting at which the relevant resolution will be considered, the Company receives both:

(i)	a nomination of the person by a member (who may be the person); and

(ii)	a consent to act as a Director signed by the person;

at its registered office.

The Company must notify members of every candidate for election as a Director at least 7 days before the relevant general meeting.

3.6	One third of Directors retire annually

At each annual general meeting:

(a)	one third (or if that is not a whole number, the whole number nearest to one third) of the Directors who are not:

(i)	appointed, and required to retire, under rule 3.3;

(ii)	the Managing Director (or if there is more than 1, the 1 (if any) nominated under rule 7.3(a); or

(iii)	Directors only because they are Alternates; and

(b)	any Director who would, if that Director remained in office until the next annual general meeting, have held that office for more than 3 years,

must retire from office and are eligible for re-election.

3.7	Selection of rotating Directors

Subject to rule 3.4, the Directors who retire under rule 3.6 are those who have held office the longest since last being elected or appointed. If 2 or more Directors have been in office for the same period, those Directors may agree which of them will retire. If they do not agree, they must draw lots to decide which of them must retire.

3.8	Time of retirement

A Director's retirement under rule 3.3 or 3.6 takes effect at the end of the relevant annual general meeting unless the Director is re-elected at that meeting.

3.9	Cessation of Director's appointment

The office of a Director automatically becomes vacant if the person who holds the office:

(a)	becomes an insolvent under administration;

(b)	is not permitted by the Act (or an order made under the Act) to be a director;

(c)	becomes of unsound mind or physically or mentally incapable of performing the functions of that office;

(d)	fails to attend Board meetings (either personally or by an Alternate) for a continuous period of 3 months without leave of absence from the Board;

Rule 3.9(e) replaces section 203A	(e)	resigns by notice in writing to the Company;
(f)	is removed from office under rule 3.10; or

(g)	ceases to qualify as a Director under rule 3.2.

3.10	Removal from office

Whether or not a Director's appointment was expressed to be for a specified period, subject to section 203D:

(a)	the Company by ordinary resolution; or

(b)	members holding a majority of the issued shares of the Company conferring the right to vote, by writing delivered to the Company,

may remove a Director from office.

3.11	Too few Directors

If the number of Directors is reduced below the minimum required by rule 3.1, the continuing Directors may act as the Board only:

(a)	to appoint Directors up to that minimum number;

(b)	to convene a meeting of members; and

(c)	in emergencies.

4.	ALTERNATE DIRECTORS

Replaces section 201K

4.1	Appointment of Alternates

Subject to rule 3.2, a Director (other than an Alternate) may appoint a person who is approved by the Board (without the vote of the Appointor) to act as Alternate for a specified period or each time the Appointor is unable to attend a Board meeting or act as a Director.

4.2	Notice of Board meetings

If the Appointor requests the Company to give the Alternate notice of Board meetings, the Company must do so. Unless the Appointor has requested it, the Company need not give notice of Board meetings to an Alternate.

4.3	Obligations and entitlements of Alternates

An Alternate:

(a)	may attend and vote in place of the Appointor at a Board meeting at which the Appointor is not present;

(b)	if also a Director, has a separate right to vote as Alternate;

(c)	if Alternate for more than 1 Appointor, has a separate right to vote in place of each Appointor;

(d)	when acting as Alternate, is an officer of the Company and subject to all the duties, and entitled to exercise all the powers and rights, of the Appointor as a Director; and

(e)
is entitled to reasonable travelling, hotel and other expenses incurred in attending meetings of the Board or of the Company or while otherwise engaged on the business of the Company on the same basis as other Directors but is not entitled to any other remuneration from the Company (but the Appointor may further remunerate the Alternate).

4.4	Termination of appointment

The Appointor may revoke the appointment of a person as Alternate whether or not that appointment is for a specified period. If the Appointor ceases to be a Director, any appointment of an Alternate made by the Appointor immediately ceases.

4.5	Appointments and revocations in writing

The Appointor must appoint, and revoke the appointment of, any Alternate in writing. The appointment or revocation is not effective until a copy is provided to the Company.

5.	POWERS OF THE BOARD

5.1	Powers generally

Replaces section 198A	Except as otherwise required by the Act, any other applicable law, the Listing Rules or this document, the Board:
(a)	has power to manage the business of the Company; and

(b)	subject to rule 5.3, may exercise every right, power or capacity of the Company to the exclusion of the Company in general meeting and the members.

5.2	Exercise of powers

A power of the Board can be exercised only:

(a)	by resolution passed, or treated by rule 12 as passed, at a meeting of the Board; or

(b)	in accordance with a delegation of the power under rule 7, 8 or 25.17.

5.3	Sale of main undertaking

The Board must not sell or dispose of the main undertaking of the Company unless the decision is ratified by the Company in general meeting.

6.	EXECUTING NEGOTIABLE INSTRUMENTS

The Board must decide the manner (including the use of facsimile signatures if thought appropriate) in which negotiable instruments can be executed, accepted or endorsed for and on behalf of the Company. The Company may execute, accept, or endorse negotiable instruments only in the manner for the time being decided by the Board.

7.	MANAGING DIRECTOR

7.1	Appointment and power of Managing Director

The Board may appoint 1 or more Directors to be a Managing Director either for a specified term (but not for life) or without specifying a term.

The Board may delegate any of the powers of the Board to a Managing Director:

(a)	on the terms and subject to any restrictions the Board decides; and

(b)	so as to be concurrent with, or to the exclusion of, the powers of the Board,

and may revoke the delegation at any time.

7.2	Retirement and removal of Managing Director

Subject to rule 7.3 a Managing Director is not:

(a)	required to retire; or

(b)	taken into account in determining the number of Directors to retire,

by rotation under rule 3.6 but (subject to any contract between the Company and that Managing Director) is otherwise subject to the same rules regarding resignation, removal and retirement from office as the other Directors.

7.3	Multiple Managing Directors

If there are 2 or more Managing Directors at the same time:

(a)	the Board may nominate one of them as the Managing Director to be exempted from retirement by rotation under rule 3.6 and may revoke the nomination at any time;

(b)
if a Managing Director has been nominated under rule 7.3(a) and the Board later nominates a different Managing Director under that rule, the one first nominated must retire by rotation at the next annual general meeting unless elected at either of the last 2 annual general meetings; and

(c)	if none of them is the subject of a current nomination under rule 7.3(a), all of them must retire by rotation under rule 3.6.

7.4	Termination of appointment of Managing Director

The appointment of a Managing Director terminates if:

(a)	the Managing Director ceases for any reason to be a Director; or

(b)	the Board removes the Managing Director from the office of Managing Director (which, subject to any contract between the Company and the Managing Director, the Board has power to do),

whether or not the appointment was expressed to be for a specified term.

8.	DELEGATION OF BOARD POWERS

8.1	Delegation to committee or attorney

The Board may delegate any of its powers:

(a)	to a committee consisting of at least 1 Director which may also include people who are not Directors; or

(b)	to an attorney;

and may revoke a delegation previously made whether or not the delegation is expressed to be for a specified period. This rule is supplemental to section 126(1).

8.2	Terms of delegation

A delegation of powers under rule 8.1 may be made:

(a)	for a specified period or without specifying a period; and

(b)	on the terms (including power to further delegate) and subject to any restrictions the Board decides.

Power exercised in accordance with a delegation of the Board is treated as exercised by the Board.

8.3	Powers of attorney

A power of attorney under rule 8.1 may contain the provisions for the protection and convenience of those who deal with the attorney that the Board thinks appropriate.

8.4	Proceedings of committees

Subject to the terms on which a power of the Board is delegated to a committee, the meetings and proceedings of committees are, to the greatest extent practical, governed by the rules of this document which regulate the meetings and proceedings of the Board.

9.	DIRECTOR'S DUTIES AND INTERESTS

9.1	Compliance with Act

Each Director must comply with Divisions 1 and 2 of Part 2D.1.

9.2	Scope of Directors' duties

A Director is not disqualified by reason only of being a Director from:

(a)
holding any office or place of profit or employment other than that of the Company's auditor, or being a member or creditor, of any corporation (including the Company) or partnership other than the auditor; or

(b)	entering into any agreement with the Company.

9.3	Declaration of interests

A Director who:

(a)	is in any way interested in a contract or proposed contract with the Company; or

(b)
holds any office or possesses any property as a result of which duties or interests might be created which are directly or indirectly in conflict with that Director's duties or interests as a Director,

must declare the fact and the nature of the interest, or nature, character and extent of the conflict at the first Board meeting held after the relevant facts come to the Director's knowledge or after appointment as a Director (whichever is later).

9.4	Director interested in agreement

Each Director must comply with section 195 in relation to being present, or voting, at a Board meeting that considers a matter in which the Director has a material personal interest. Subject to section 195:

(a)	a Director may be counted in a quorum at a Board meeting that considers, and may vote on, whether the Company enters into an agreement or proposed agreement in which that Director has an interest;

(b)	the Company may enter into the agreement and the Director may participate in the execution of any relevant document by or on behalf of the Company;

(c)	the Director may be counted in a quorum at a Board meeting that considers, and may vote on, matters involving the agreement; and

(d)	if disclosure under rule 9.3 is made before the agreement is entered into:

(i)	the Director may retain benefits under the agreement even though the Director has an interest in the agreement; and

(ii)	the Company cannot avoid the agreement merely because of the existence of the interest.

9.5	Agreements with third parties

The Company cannot avoid an agreement with a third party merely because a Director:

(a)	fails to make a disclosure required by rule 9.3; or

(b)	is present at, or counted in the quorum for, a meeting that considers, votes on, or participates in the execution of, that agreement in breach of section 195.

9.6	Obligation of secrecy

Every Director and Secretary must keep the transactions and affairs of the Company and the state of its accounts confidential unless required to disclose them:

(a)	in the course of duties as an officer of the Company;

(b)	by the Board or the Company in general meeting; or

(c)	by law or under the Listing Rules.

The Company may require a Director, Secretary, auditor, trustee, committee member or other person engaged by it to sign a confidentiality undertaking consistent with this rule. A Director or Secretary must do so if required by the Company.

10.	DIRECTORS' REMUNERATION

10.1	Remuneration of Executive Directors

Subject to any contract with the Company and to the Listing Rules, the Board may fix the remuneration of each Executive Director. That remuneration may consist of salary, bonuses or any other elements but must not be a commission on or percentage of profits or operating revenue.

10.2	Remuneration of non-executive Directors

The Directors (other than the Executive Directors and those who are Directors only because they are Alternates) are entitled to be paid, out of the funds of the Company, an amount of Remuneration which:

(a)	does not:

(i)	in any year exceed in aggregate the amount last fixed by ordinary resolution; or

(ii)	consist of a commission on or percentage of profits or operating revenue; and

(b)	is allocated among them:

(i)	on an equal basis having regard to the proportion of the relevant year for which each Director held office; or

(ii)	as otherwise decided by the Board.

10.3	Additional Remuneration for extra services

If a Director, at the request of the Board and for the purposes of the Company, performs extra services or makes special exertions (including going or living away from the Director's usual residential address), the Company may pay that Director a fixed sum set by the Board for doing so. Remuneration under this rule may be either in addition to or in substitution for any remuneration to which that Director is entitled under rule 10.1 or 10.2.

10.4	Expenses of Directors

The Company must pay a Director (in addition to any remuneration) all reasonable expenses (including travelling and accommodation expenses) incurred by the Director:

(a)	in attending meetings of the Company, the Board, or a committee of the Board;

(b)	on the business of the Company; or

(c)	in carrying out duties as a Director.

10.5	Directors' retirement benefits

Subject to section 200B and the Listing Rules, the Company may agree with a Director or person about to become a Director that, when or after the person dies or otherwise ceases to be a Director, the Company will pay a pension or lump sum benefit to:

(a)	that person; or

(b)	after that persons death, any of the surviving spouse, dependants or legal personal representatives of that person.

11.	OFFICERS' INDEMNITY AND INSURANCE

11.1	Indemnity

Subject to section 199A, the Company must, to the extent the person is not otherwise indemnified, indemnify every officer of the Company and its wholly-owned subsidiaries and may indemnify its auditor against a liability:

(a)
incurred as officer or auditor to a person other than the Company or a related body corporate (including a liability incurred as a result of appointment or nomination of the Company or a subsidiary as a trustee or as an officer of another corporation) unless the liability arises out of conduct involving a lack of good faith or is a liability for a pecuniary penalty order under section 1317G or a compensation order under section 1317H; and

(b)
for costs and expenses incurred in defending civil or criminal proceedings in which judgement is given in favour of that person, or in which that person is acquitted, or in which the grounds for making a court order sought by ASIC or a liquidator are found by the court not to have been established, or in connection with proceedings for relief to that person under the Act in which the court grants the relief.

11.2	Insurance

Subject to section 199B, the Company may enter into, and pay premiums on, a contract of insurance in respect of any person.

11.3	Former officers

The indemnity in favour of officers under rule 11.1 is a continuing indemnity. It applies in respect of all acts done by a person while an officer of the Company or one of its wholly owned subsidiaries even though the person is not an officer at the time the claim is made.

12.	BOARD MEETINGS

12.1	Convening Board meetings

Replaces section 248C	A Director may at any time, and the Secretary must on request from a Director, convene a Board meeting.
12.2	Notice of Board meeting

The convenor of each Board meeting:

(a)	must give reasonable notice of the meeting (and, if it is adjourned, of its resumption) individually to:

(i)	each Director who is in Australia; and

(ii)
each Alternate in respect of whom the Appointor has given notice under rule 4.2 requiring notice of Board meetings to be given to that Alternate or whose Appointor is not given notice due to being outside Australia; and

(b)	may give that notice orally (including by telephone) or in writing,

but failure to give notice to, or non-receipt of notice by, a Director does not result in a Board meeting being invalid.

12.3	Use of technology

A Board meeting may be held using any means of audio or audio-visual communication by which each Director participating can hear and be heard by each other Director participating or in any other way permitted by section 248D. A Board meeting held solely or partly by technology is treated as held at the place at which the greatest number of the Directors present at the meeting is located or, if an equal number of Directors is located in each of 2 or more places, at the place where the chairman of the meeting is located.

12.4	Chairing Board meetings

The Board may elect a Director to chair its meetings and decide the period for which that Director holds that office. If there is no chairman of Directors or the chairman is not present within 15 minutes after the time for which a Board meeting is called or is unwilling to act, the Directors present must elect a Director present to chair the meeting.

12.5	Quorum

Replaces section 248F

Unless the Board decides otherwise, the quorum for a Board meeting is 2 Directors and a quorum must be present for the whole meeting. An Alternate who is also a Director or a person who is an Alternate for more than 1 Appointor may only be counted once toward a quorum. A Director is treated as present at a meeting held by audio or audio-visual communication if the Director is able to hear and be heard by all others attending. If a meeting is held in another way permitted by section 248D, the Board must resolve the basis on which Directors are treated as present.

12.6	Majority decisions

Replaces section 248G

A resolution of the Board must be passed by a majority of the votes cast by Directors entitled to vote on the resolution. If an equal number of votes in cast for and against a resolution:

(a)	if:

(i)	only 2 Directors are entitled to vote; or

(ii)	the chairman of the meeting is not entitled to vote,

the matter is decided in the negative; or

(b)	otherwise, the chairman has a second or casting vote.

12.7	Procedural rules

The Board may adjourn and, subject to this document, otherwise regulate its meetings as it decides.

12.8	Written resolution

Replaces section 248A

If all the Directors entitled to receive notice of a Board meeting and to vote on a resolution sign a document containing a statement that they are in favour of the resolution set out in the document, a resolution in those terms is treated as having been passed at a Board meeting at the time when the last Director signs.

12.9	Additional provisions concerning written resolutions

For the purpose of rule 12.8:

(a)	2 or more separate documents in identical terms, each of which is signed by 1 or more Directors, are treated as 1 document;

(b)	signature of a document by an Alternate is not required if the Appointor of that Alternate has signed the document;

(c)	signature of a document by the Appointor of an Alternate is not required if that Alternate has signed the document in that capacity; and

(d)
a telex, telegram, facsimile or e-mail message containing the text of the document expressed to have been signed by a Director that is sent to the Company is a document signed by that Director at the time of its receipt by the Company.

12.10	Valid proceedings

Each resolution passed or thing done by, or with the participation of, a person acting as a Director or member of a committee is valid even if it is later discovered that:

(a)	there was a defect in the appointment of the person; or

(b)	the person was disqualified from continuing in office, voting on the resolution or doing the thing.

13.	MEETINGS OF MEMBERS

13.1	Annual general meeting

The Company must hold an annual general meeting as required by section 250N.

13.2	Calling meetings of members

(a)	The Board or a Director may at any time; and

(b)	the Board must when required by section 249D or 250N or by order made under section 249G,

convene a meeting of members.

13.3	Notice of meeting

Subject to rule 13.6, at least 28 days' written notice of a meeting of members must be given individually to:

(a)	each member (whether or not the member is entitled to vote at the meeting);

(b)	each Director; and

(c)	to the auditor.

The notice of meeting must comply with sections 249L, 250BA and regulation 7.11.38 and may be given in any manner permitted by section 249J(3).

13.4	Postponement or cancellation

Subject to sections 249D(5) and 250N, the Board may:

(a)	postpone a meeting of members; or

(b)	cancel a meeting of members,

by written notice given individually to each person entitled to be given notice of the meeting.

13.5	Fresh notice

Replaces section 249M

If a meeting of members is postponed or adjourned for 1 month or more, the Company must give new notice of the resumed meeting.

13.6	Notice to joint holders of shares

If a share is held jointly, the Company need only give notice of a meeting of members (or of its cancellation or postponement) to the joint holder who is named first in the Register.

13.7	Technology

See section 249S

The Company may hold a meeting of members at 2 or more venues using any technology that gives the members as a whole a reasonable opportunity to participate.

13.8	Accidental omission

The accidental omission to give notice to, or the non-receipt of notice by, any of those entitled to it does not invalidate any resolution passed at a meeting of members.

13.9	Class meetings

Rules 13 to 17 inclusive apply to a separate meeting of a class of members as far as they are capable of application and modified as necessary.

14.	PROCEEDINGS AT MEETINGS OF MEMBERS

14.1	Member present at meeting

If a member has appointed a proxy or attorney or (in the case of a member which is a body corporate) a representative to act at a meeting of members, that member is taken to be present at a meeting at which the proxy, attorney or representative is present.

14.2	Quorum

The quorum for a meeting of members is 2 Voting Members. Each individual present may only be counted once toward a quorum. If a member has appointed more than 1 proxy or representative only 1 of them may be counted toward a quorum.

14.3	Quorum not present

Replaces section 249T

If a quorum is not present within 15 minutes after the time for which a meeting of members is called:

(a)	if called as a result of a request of members under section 249D, the meeting is dissolved; and

(b)	in any other case:

(i)
the meeting is adjourned to the day, time and place that the Board decides and notifies to members, or if no decision is notified before then, to the same time on the same day in the next week at the same place; and

(ii)	if a quorum is not present at the adjourned meeting, the meeting is dissolved.

14.4	Chairing meetings of members

Replaces section 249U

If the Board has appointed a Director to chair Board meetings, that Director may also chair meetings of members. If:

(a)	there is no Director who the Board has appointed to chair Board meetings for the time being; or

(b)	the Director appointed to chair Board meetings is not present at the time for which a meeting of members is called or is not willing to chair the meeting,

the Voting Members present must elect a member present to chair the meeting.

14.5	Attendance at general meetings

See section 249V	(a)	Every member has the right to attend all meetings of members whether or not entitled to vote.

(b)	Every Director has the right to attend and speak at all meetings of members of the Company whether or not a member.

(c)	The auditor has the right to attend any meeting of members of the Company and to speak on any part of the business of the meeting which concerns the auditor in the capacity of auditor.

14.6	Members rights suspended while call unpaid

If a call on a share is due and unpaid, the holding of that share does not entitle a member to be present, speak, or vote at, or be counted in the quorum for, a meeting of members.

14.7	Adjournment

Replaces section 294U(4)

The chairman of a meeting of members at which a quorum is present:

(a)	may, with the consent of the meeting; and

(b)	must, if directed by ordinary resolution of the meeting,

adjourn it to another time and place.

14.8	Business at adjourned meetings

The only business that may be transacted at a meeting resumed after an adjournment is the business left unfinished immediately before the adjournment.

15.	PROXIES, ATTORNEYS AND REPRESENTATIVES

15.1	Appointment of Proxies

See Listing Rule 14.2

A member may appoint not more than 2 proxies to attend and act for the member at a meeting of members. An appointment of proxy must be made by written notice to the Company:

(a)	that complies with section 250A(1) and the Listing Rules; or

(b)	in any other form and mode that complies with the Listing Rules and is, and is signed or acknowledged by the member in a manner, satisfactory to the Board.

If a member appoints 2 proxies and the appointment does not specify the proportion or number of the member's votes each proxy may exercise, each proxy may exercise half of those votes.

15.2	Member's attorney

A member may appoint an attorney to act, or to appoint a proxy to act, at a meeting of the Company. If the appointor is an individual, the power of attorney must be signed in the presence of at least one witness.

15.3	Deposit of proxy forms and powers of attorney

See Listing Rule 6.10.2

An appointment of a proxy or power of attorney is not effective for a particular meeting of members unless:

(a)	in the case of a proxy, the proxy form and, if it is executed by an attorney, the relevant power of attorney or a certified copy of it; and

(b)	in the case of an attorney, the power of attorney or a certified copy of it,

is received by the Company at its registered office or a fax number at that office (or another address specified for the purpose in the relevant notice of meeting) at least 48 hours before the time for which the meeting was called or, if the meeting has been adjourned, before the resumption of the meeting.

15.4	Corporate representatives

A member that is a body corporate may appoint an individual to act as its representative at meetings of members as permitted by section 250D.

15.5	Standing appointments

A member may appoint a proxy, attorney or representative to act at a particular meeting of members or make a standing appointment and may revoke any appointment. A proxy, attorney or representative may, but need not, be a member.

15.6	Suspension of proxy or attorney's powers if member present

A proxy or attorney has no power to act for a member at a meeting at which the member is present:

(a)	in the case of an individual, in person; or

(b)	in the case of a body corporate, by representative.

A proxy has no power to act for a member at a meeting at which the member is present by attorney.

15.7	Priority of conflicting appointments of attorney or representative

If more than 1 attorney or representative appointed by a member is present at a meeting of members and the Company has not received notice of revocation of any of the appointments:

(a)	an attorney or representative appointed to act at that particular meeting may act to the exclusion of an attorney or representative appointed under a standing appointment; and

(b)	subject to paragraph (a), an attorney or representative appointed under a more recent appointment may act to the exclusion of an attorney or representative appointed earlier in time.

15.8	More than 2 current proxy appointments

An appointment of proxy by a member is revoked (or, in the case of a standing appointment, suspended for that particular meeting) if the Company receives a further appointment of proxy from that member which would result in there being more than 2 proxies of that member entitled to act at a meeting. The appointment of proxy made first in time is the first to be treated as revoked or suspended by this rule.

15.9	Continuing authority

Replaces section 250C(2)

An act done at a meeting of members by a proxy, attorney or representative is valid even if, before the act is done, the appointing member:

(a)	dies or becomes mentally incapacitated;

(b)	becomes bankrupt or an insolvent under administration or is wound up;

(c)	revokes the appointment or the authority under which the appointment was made by a third party; or

(d)	transfers the share to which the appointment relates,

unless the Company has received written notice of the matter before the start or resumption of the meeting at which the vote is cast.

16.	ENTITLEMENT TO VOTE

16.1	Determining voting entitlements

See Listing Rule 6.10.3

Subject to section 250L(4) and rule 17.2(b) which apply to a demand for a poll, to decide, for the purposes of a particular meeting, who are members of the Company and how many shares they hold, the Company must refer only:

(a)	if the convenor of the meeting determined a specified time under regulation 7.11.38 before notice of the meeting was given, to the Register as it stood at that time; or

(b)	otherwise, to the Register as it stood 48 hours before the meeting or at any later time required by the SCH business rules.

16.2	Number of votes

1. Replaces section 250E(1)
2. See Listing Rule 6.9

Subject to section 250A(4), rules 14.6, 15, 16.4, 16.6 and 29.4 and terms on which shares are issued:

(a)	on a show of hands:

(i)	if a member has appointed 2 proxies, neither of those proxies may vote; and

(ii)	subject to paragraph (a)(i), every individual present who is a member, or a proxy, attorney or representative of a member, entitled to vote has 1 vote;

(b)	on a poll every member present:

(i)	has 1 vote for every fully paid share held; and

(ii)	subject to paragraph (c), in respect of each partly paid share held has a fraction of a vote equal to the proportion which the amount paid bears to the total issue price of the share; and

(c)	the Company must not count an amount:

(i)	paid in advance of a call; or

(ii)	credited on a partly paid share without payment in money or money's worth being made to the Company,

in calculating the fraction of a vote which the holder of a partly paid share has.

16.3	Casting vote of chairman

If an equal number of votes is cast for and against a resolution at a meeting of members:

(a)	if the chairman of the meeting is not (or if the chairman were a member would not be) entitled to vote, the matter is decided in the negative; and

(b)	otherwise, the chairman has a casting vote whether or not the chairman is a member.

16.4	Votes of joint holders

If more than 1 of the joint holders of a share (including, for the purposes of this rule, joint legal personal representatives of a dead member) are present at a meeting of members and tender a vote in respect of the share, the Company may only count the vote cast by the most senior joint holder who tenders a vote. For this purpose, seniority depends on the order in which the names of the joint holders are listed in the Register.

16.5	Votes of transmittees and guardians

Subject to section 1072D, if the Board is satisfied at least 48 hours before the time fixed for a meeting, that a person:

(a)	is entitled to the transmission of a share under rule 30; or

(b)	has power to manage a member's property under a law relating to the management of property of the mentally incapable,

that person may vote as if registered as the holder of the share.

16.6	Voting restrictions

If:

(a)	the Act or the Listing Rules require that some members are not to vote on a resolution, or that votes cast by some members be disregarded, in order for the resolution to have an intended effect; and

(b)	the notice of the meeting at which the resolution is proposed states that fact,

the Company must not count any votes purported to be cast by those members. If a proxy purports to vote in a way or in circumstances that contravene section 250A(4), on a show of hands the vote is invalid and the Company must not count it and on a poll rule 17.3(c) applies.

16.7	Objections to right to vote

A Voting Member or Director may challenge a person's right to vote at a meeting of members. A challenge:

(a)	may only be made at the meeting; and

(b)	must be decided by the chairman, whose decision is final.

17.	HOW VOTING IS CARRIED OUT

17.1	Method of voting

Replaces section 250J(1), (1A)

A resolution put to the vote at a meeting of members must be decided on a show of hands unless a poll is demanded under rule 17.2 either before or on declaration of the result of the vote on a show of hands.

17.2	Demands for a poll

See section 250L

A poll may be demanded on any resolution except a resolution concerning the election of the chairman of a meeting by:

(a)	at least 5 members entitled to vote on the resolution; or

(b)	members entitled to cast at least 5% of the votes that may be cast on the resolution on a poll (worked out as at the midnight before the poll is demanded); or

(c)	the chairman.

The demand for a poll does not affect the continuation of the meeting for the transaction of other business and may be withdrawn.

17.3	When and how polls must be taken

Replaces section 250M

If a poll is demanded:

(a)	if the resolution is for the adjournment of the meeting, the poll must be taken immediately and, subject to rule 17.3(c), in the manner that the chairman of the meeting directs;

(b)	in all other cases, the poll must be taken at the time and place and, subject to rule 17.3(c), in the manner that the chairman of the meeting directs;

(c)	votes which section 250A(4) requires to be cast in a given way must be treated as cast in that way;

(d)	a person voting who has the right to cast 2 or more votes need not cast all those votes and may cast those votes in different ways; and

(e)	the result of the poll is the resolution of the meeting at which the poll was demanded.

18.	SECRETARY

18.1	Appointment and removal of secretary

The Board may appoint 1 or more individuals to be a Secretary of the Company either for a specified term or without specifying a term.

18.2	Terms and conditions of office

A Secretary holds office on the terms (including as to remuneration) that the Board decides. The Board may vary any decision previously made by it in respect of a Secretary.

18.3	Removal from office

Subject to any contract between the Company and the Secretary, the Board may remove a Secretary from that office whether or not the appointment was expressed to be for a specified term.

19.	MINUTES

19.1	Minutes must be kept

The Board must cause minutes of:

(a)	proceedings and resolutions of meetings of the Company's members;

(b)	the name of Directors present at each Board meeting or committee meeting;

(c)	proceedings and resolutions of Board meetings (including meetings of a committee to which Board powers are delegated under rule 88); and

(d)	resolutions passed by Directors without a meeting,

to be kept in accordance with sections 251A and 251AA.

19.2	Minutes as evidence

A minute recorded and signed in accordance with sections 251A and 251AA is evidence of the proceeding, resolution or declaration to which it relates unless the contrary is proved.

19.3	Inspection of minute books

The Company must allow members to inspect, and provide copies of the minute books for the meetings of members in accordance with section 251B.

20.	COMPANY SEALS

20.1	Common seal

The Board:

(a)	may decide whether or not the Company has a common seal; and

(b)	is responsible for the safe custody of that seal (if any) and any duplicate seal it decides to adopt under section 123(2).

20.2	Use of seals

The common seal and duplicate seal (if any) may only be used with the authority of the Board. The Board must not authorise the use of a seal that does not comply with section 123.

20.3	Fixing seals to documents

The fixing of the common seal, or any duplicate seal, to a document must be witnessed:

(a)	by 2 Directors;

(b)	by 1 Director and 1 Secretary; or

(c)	by any other signatories or in any other way (including the use of facsimile signatures) authorised by the Board.

21.	ACCOUNTS AND AUDIT

21.1	Company must keep accounts

The Board must cause the Company to keep written financial records that:

(a)	correctly record and explain its transactions (including transactions undertaken as trustee) and financial position and performance; and

(b)	would enable true and fair financial statements to be prepared and audited,

and must allow a Director and the auditor to inspect those records at all reasonable times.

21.2	Financial reporting

The Board must cause the Company to prepare a financial report and a Directors' report that comply with Part 2M.3 and must report to members in accordance with section 314 no later than the deadline set by section 315.

21.3	Audit

The Board must cause the Company's financial report for each financial year to be audited and obtain an auditor's report. The eligibility, appointment, removal, remuneration, rights and duties of the auditor are regulated by sections 324 to 331 inclusive and sections 1280 and 1289.

21.4	Conclusive reports

Audited financial reports laid before the Company in general meetings are conclusive except as regards errors notified to the Company within 3 months after the relevant general meeting. If the Company receives notice of an error within that period, it must immediately correct the report and the report as corrected is then conclusive.

21.5	Inspection of financial records and books

Subject to rule 19.3 and section 247A, a member who is not a Director does not have any right to inspect any document of the Company except as authorised by the Board or by ordinary resolution.

22.	SHARES

22.1	Issue at discretion of Board

Subject to section 259C and rule 22.3, the Board may, on behalf of the Company, issue, grant options over or otherwise dispose of unissued shares to any person on the terms, with the rights, and at the times that the Board decides.

22.2	Preference and redeemable preference shares

The Company may issue preference shares (including preference shares that are liable to be redeemed). The rights attached to preference shares are:

(a)	unless other rights have been approved by special resolution of the Company, the rights set out in the schedule; or

(b)	the rights approved by special resolution of the Company as applicable to those shares.

22.3	Restrictions on issue

The Company must not issue shares or grant options if the issue or grant would result in a breach of the Listing Rules.

22.4	Brokerage and commissions

The Company may pay brokerage or commissions to a person in respect of that person or another person agreeing to take up shares in the Company.

22.5	Surrender of shares

The Board may accept a surrender of shares:

(a)	to compromise a question as to whether those shares have been validly issued; or

(b)	if surrender is otherwise within the Company's powers.

The Company may sell or re-issue surrendered shares in the same way as forfeited shares.

23.	CERTIFICATES

23.1	Uncertificated securities

If the Act, the Listing Rules and SCH business rules allow the Company not to issue a certificate for particular securities, the Company:

(a)	need not issue a certificate for those securities; and

(b)	may cancel a certificate for them without issuing another certificate,

and rules 23.3 and 23.4 apply only if there is a current certificate for those securities.

23.2	Certificated shares

See Listing Rule 8.14

Unless rule 23.1 applies, the Company must issue a certificate of title to shares that complies with section 1070C and deliver it to the holder of those shares in accordance with section 1071H. The Company must not charge any fee to issue a certificate.

23.3	Multiple certificates and joint holders

Subject to rule 23.1, if a member requests the Company to issue several certificates each for a part of the shares registered in the member's name, the Company must do so. For this purpose, joint holders of shares are a single member. The Company may issue only 1 certificate that relates to each share registered in the names of 2 or more joint holders and may deliver the certificate to any of those joint holders.

23.4	Lost and worn out certificates

Subject to rule 23.1, if a certificate:

(a)	is lost or destroyed and the owner of the relevant securities applies in accordance with section 10870D, the Company must; or

(b)	is defaced or worn out and is produced to the Company, the Company may,

issue a new certificate in its place.

24.	REGISTER

24.1	Joint holders

If the Register names 2 or more joint holders of a share, the Company must treat the person named first in the Register in respect of that share as the sole owner of it for all purposes (including the giving of notice) except:

(a)	delivery of certificates (to which rule 23.3 applies);

(b)	right to vote (to which rule 16.4 applies);

(c)	power to give directions as to payment of, or a receipt for, dividends (to which rules 27.7 and 27.8 apply);

(d)	liability for instalments or calls (which subject to section 1072E(8) is joint and several);

(e)	sale of Unmarketable Parcels under rule 31; and

(f)	transfer.

24.2	Non-beneficial holders

Subject to sections 169(6) and 1072E, unless otherwise ordered by a court of competent jurisdiction or required by statute, the Company:

(a)	may treat the registered holder of any share as the absolute owner of it; and

(b)	need not recognise any equitable or other claim to or interest in a share by any person except a registered holder.

25.	PARTLY PAID SHARES

25.1	Fixed instalments

If a share is issued on terms that some or all of the issue price is payable by instalments, the registered holder of the share must pay every instalment to the Company when due. If the registered holder does not do so, rules 25.7 to 25.16 apply as if the registered holder had failed to pay a call.

25.2	Pre-payment of calls

The Board may:

(a)	accept pre-payment of some or all of the amount unpaid on a share above the sums actually called as a payment in advance of calls;

(b)
agree to payment by the Company of interest at a rate no higher than the Interest Rate on that part of the advance payment which for the time being exceeds the aggregate amount of the calls then made on the shares in respect of which it was paid; and

(c)	unless otherwise agreed between the member and the Company, repay the sum or part of it.

25.3	Calls made by Board

Subject to the terms of issue of a share and to any special resolution passed under section 254N, the Board may:

(a)	make calls on a member for some or all of the money unpaid on a share held by that member;

(b)	make a call payable by instalments; and

(c)	revoke or postpone a call before the due date for payment.

25.4	Notice of call

See Listing Rule 6.24, appendix 6A, paragraph 5

The Company must give a member on whom a call has been made written notice of the call:

(a)	within the time limits; and

(b)	in the form,

required by the Listing Rules.

25.5	Classes of shares

The Board may issue shares on terms as to the amount of calls to be paid and the time for payment of those calls which are different as between the holders of those shares. The Board may make different calls on different classes of shares.

25.6	Obligation to pay calls

Subject to section 1072E(8), a member subject to a call must pay the amount of the call to the payee named in the notice of call no later than the time specified in the notice. Joint holders of a share are jointly and severally liable for calls.

25.7	Called Amounts

If a call is not paid on or before the day specified for payment, the Board may require the member liable for the call to pay:

(a)	interest on the amount of the call at the Interest Rate from that day until payment is made; and

(b)	all costs and expenses incurred by the Company because payment was not made on that day.

25.8	Proof of call

If on the hearing of an action for recovery of a Called Amount it is proved that:

(a)	the minute books of the Company record the Board's resolution making the call; and

(b)	notice of the call was given under rule 25.4; and

(c)	the person sued appears in the Register as a holder of the share in respect of which the call was made,

proof of those matters is conclusive proof of the debt.

25.9	Forfeiture notice

At any time until a Called Amount is paid, the Board may give the relevant member a notice which:

(a)	requires the member to pay the Called Amount;

(b)	states the Called Amount at the date of the notice;

(c)	specifies how to calculate the Called Amount when payment is made;

(d)	specifies a date at least 14 days after the date of the notice by which and a place at which payment must be made; and

(e)	states that if payment is not made at that place on or before that date, the share to which the call relates is liable to be forfeited.

25.10	Forfeiture

If the requirements of a notice given under rule 25.9 are not satisfied, the Board may forfeit the share in respect of which that notice was given (and all dividends, interest and other money payable in respect of that share and not actually paid before the forfeiture) by resolution passed before the Called Amount is paid.

25.11	Disposal and re-issue of forfeited shares

See Listing Rule 7.39

A share forfeited under rule 25.10 immediately becomes the property of the Company. Subject to the Listing Rules, the Board, on behalf of the Company, may:

(a)	re-issue the share with or without any money paid on it by any former holder credited as paid; or

(b)	sell or otherwise dispose of the share, and execute and register a transfer of it,

to the person and on the terms it decides.

25.12	Notice of forfeiture

The Company must promptly:

(a)	give notice of the forfeiture of a share to the member who held the share immediately before the resolution for forfeiture was passed; and

(b)	enter the forfeiture and its date in the Register.

A written declaration that a share was forfeited on a specified date and notice of forfeiture was given in accordance with this document signed by a Director or Secretary is, in the absence of proof to the contrary, evidence of those facts and of the Company's right to dispose of the share.

25.13	Cancellation of forfeiture

The Board may cancel the forfeiture of a share on any terms at any time before it disposes of that share under rule 25.11.

25.14	Effect of forfeiture

A person who held a share which has been forfeited under rule 25.10 ceases to be a member in respect of that share but remains liable to pay the Called Amount until it is paid in full. The Board may elect not to enforce payment of an amount due to the Company under this rule.

25.15	Application of proceeds

The Company must:

(a)	apply the net proceeds of any re-issue, sale or disposal of a forfeited share under rule 25.11 (after payment of all costs and expenses) to satisfy the Called Amount; and

(b)	subject to the terms of issue of the share, pay any surplus to the person who held the share immediately before forfeiture.

25.16	Title of new holder

The title of the new holder of a forfeited share is not affected by any irregularity in the forfeiture or the re-issue, sale or disposal. The sole remedy of any person previously interested in the share is damages which may be recovered only from the Company. The new holder is not liable for the Called Amount.

25.17	Mortgage of uncalled capital

If the Company grants a mortgage or charge over uncalled capital, the Board may delegate its power to make calls to:

(a)	the person in whose favour the mortgage or charge is granted; or

(b)	a trustee or agent for that person,

on the terms (including power to further delegate) and subject to any restrictions the Board decides. If the Board does so, a call made in accordance with the delegation is treated as made by the Board.

26.	COMPANY LIENS

26.1	Existence of liens

Unless the terms of issue provide otherwise, the Company has a first and paramount lien on each share for:

(a)	all unpaid calls or instalments due but unpaid in respect of that share (including money payable under rule 25.7); and

(b)	amounts paid by the Company for which it is indemnified under rule 26.4.

The lien extends to all dividends payable in respect of the share and to proceeds of sale of the share.

26.2	Sale under lien

If:

(a)	the Company has a lien on a share;

(b)	an amount secured by the lien is due and payable;

(c)	the Company has given notice to the member registered as the holder of the share:

(i)	requiring payment of the amount which is due and payable and secured by the lien;

(ii)	stating the amount due and payable at the date of the notice;

(iii)	specifying how to calculate the amount due when payment is made; and

(iv)	specifying a date (at least 10 business days after the date of the notice) by which and a place at which payment of that amount must be made; and

(d)	the requirements of the notice given under paragraph (c) are not fulfilled,

the Company may sell the share as if it had been forfeited under rule 25.10. Rules 25.11, 25.15 and 25.16 apply, to the extent practical and modified as necessary, as if the amount referred to in paragraph (b) were the Called Amount in respect of that share.

26.3	Protection of lien

The Company may do anything necessary or desirable under the SCH business rules to protect a lien or other interest in shares to which it is entitled by law or under this document.

26.4	Indemnity for payments required to be made by the Company

If the law of any jurisdiction imposes or purports to impose any immediate, future or possible liability on the Company, or empowers or purports to empower any person to require the Company to make any payment, on account of a member or referable to a share held by that member (whether alone or jointly) or a dividend or other amount payable in respect of a share held by that member, the Company:

(a)	is fully indemnified by that member from that liability;

(b)	may recover as a debt due from the member the amount of that liability together with interest at the Interest Rate from the date of payment by the Company to the date of re-payment by the member; and

Paragraph (c) replaces section 1072F(3)	(c)	subject to rule 29.5, may refuse to register a transfer of any share by that member until the debt has been paid to the Company.

Nothing in this document in any way prejudices or affects any right or remedy which the Company has (including any right of set-off) and, as between the Company and the member, any such right or remedy is enforceable by the Company.

27.	DIVIDENDS

27.1	Accumulation of reserves

Before declaring any dividend to members, the Board may:

(a)
set aside out of profits reserves to be applied, in the Board's discretion, for any purpose it decides and use any sum so set aside in the business of the Company or invest it in investments selected by the Board and vary and deal with those investments as it decides; or

(b)	carry forward any amount out of profits which the Board decides not to distribute without transferring that amount to a reserve; or

(c)	do both.

27.2	Dividends must be paid out of profits

The Company must not pay a dividend except out of profits of the Company. The Company does not incur a debt merely by fixing the amount or time for payment of a dividend. A debt arises only when the time fixed for payment arrives. The decision to pay a dividend may be revoked by the Board at any time before then. A resolution of the Board as to the amount of the Company's profits and the amount of them available for dividend is conclusive.

27.3	Payment of dividends

Subject to the Act, rules 27.2, 27.4 and 27.9, and the terms of issue of shares, the Board may resolve to pay any dividend it thinks appropriate and fix the time for payment.

27.4	Amount of dividend

Subject to the terms of issue of shares, the Company may pay a dividend on 1 class of shares to the exclusion of another class. Subject to rule 27.5, each share of a class on which the Board resolves to pay a dividend carries the right to participate in a dividend in the same proportion that the amount for the time being paid on the share bears to the total issue price of the share.

27.5	Prepayments, payments during dividend period and credits without payment

For the purposes of rule 27.4:

(a)	an amount paid in advance of calls is not taken into account as part of the amount for the time being paid on a share;

(b)
if an amount was paid on a share during the period to which a dividend relates, the Board may resolve that only the proportion of that amount which is the same as the proportion which the period from the date of payment to the end of the period to which the dividend relates bears to the total period to which the dividend relates, is to count as part of the amount for the time being paid on the share; and

(c)	an amount credited on a partly paid share without payment in money or money's worth being made to the Company is not taken into account as a part of the amount for the time being paid on a share.

27.6	Dividends in kind

The Board may resolve to pay a dividend in cash or satisfy it by distribution of specific assets (including shares or securities of any other corporation), the issue of shares or the grant of options. If the Board satisfies a dividend by distribution of assets, the Board may:

(a)	fix the value of any asset distributed;

(b)	make cash payments to members on the basis of the value fixed so as to adjust the rights of members between themselves; and

(c)	vest an asset in trustees.

27.7	Method of payment

The Company may pay any cash dividend, interest or other money payable in respect of shares by cheque sent, and may distribute assets by sending the certificates or other evidence of title to them, through the post directed to:

(a)	the address of the member (or in the case of a jointly held share, the address of the joint holder named first in the Register); or

(b)	to any other address the member (or in the case of a jointly held share, all the joint holders) directs in writing.

27.8	Joint holders' receipt

Any one of the joint holders of a share may give an effective receipt for any dividend, interest or other money payable in relation to that share.

27.9	Retention of dividends by Company

The Company may retain the dividend payable on a share:

(a)	of which a person seeks to be registered as the holder under rules 30.2 or 30.3, until that person is registered as the holder of that share or transfers it; and

(b)	on which the Company has a lien, to satisfy the liabilities in respect of which the lien exists.

27.10	No interest on dividends

No member may claim, and the Company must not pay, interest on a dividend (either in money or kind).

28.	SHARE PLANS

28.1	Implementing share plans

The Company in general meeting may by ordinary resolution authorise the Board to implement one or more of:

(a)	a dividend re-investment plan under which any dividend or other cash payment in respect of a share may, at the election of the member entitled to it, be:

(i)	retained by the Company and applied in payment for fully paid shares issued under the plan; and

(ii)	treated as having been paid to the member as a dividend and simultaneously re-paid by the member to the Company to be held by it and applied in accordance with the plan; or

(b)
any other plan under which members may elect that dividends or other cash payments in respect of shares be satisfied by the allotment of further shares, or that issues of further shares be made in place of dividends.

28.2	Board obligations and discretions

The Board:

(a)	must do everything necessary or desirable to give effect to a share plan implemented under rule 28.1 and the rules governing it; and

(b)	may:

(i)	vary the rules governing; or

(ii)	suspend or terminate the operation of,

a share plan implemented under rule 28.1 as it thinks appropriate.

29.	TRANSFER OF SHARES

29.1	Modes of transfer

Subject to this document, a member may transfer a share by:

(a)	a Market Transfer; or

(b)	a written document which:

(i)	shows the jurisdiction of registration of the Company;

(ii)	relates only to shares of 1 class; and

(iii)	is a sufficient instrument of transfer of marketable securities under sections 1073D or in any other form approved by the Board or ASX.

The Company must not charge any fee on transfer of a share.

29.2	Market transfers

The Company:

(a)
may do anything permitted by the Act, the Listing Rules and the SCH business rules that the Board thinks necessary or desirable in connection with the participation of the Company in a computerised or electronic system established or recognised by the Act, the Listing Rules, or the SCH business rules for the purpose of facilitating dealings in shares; and

(b)	must comply with obligations imposed on it by the Listing Rules or the SCH business rules in relation to Market Transfers.

29.3	Transfer by written document

Replaces section 1072F(2)

A document of transfer under rule 29.1(b) must be:

(a)	delivered to the registered office of the Company or the address of the Register last notified to members by the Company;

(b)	accompanied by the certificate (if any) for the shares to be transferred or evidence satisfactory to the Board of its loss or destruction; and

(c)	marked with payment of any stamp duty payable.

Property in and title to a document of transfer that is delivered to the Company (but not the shares to which it relates) passes to the Company on delivery.

29.4	Restricted securities

If any securities of the Company are classified as restricted securities under the Listing Rules:

(a)	during the escrow period set by the restriction agreement required by ASX in relation to those securities:

(i)	the member who holds the restricted securities may not dispose of them; and

(ii)	the Company must not register a transfer of the restricted securities or otherwise acknowledge a disposal of them,

except as permitted by the Listing Rules or ASX; and

(b)	if there is a breach of the Listing Rules or of the relevant restriction agreement in relation to a restricted security, the holding of that security does not entitle a member:

(i)	to be present, speak or vote at, or be counted in the quorum for, a meeting of members; or

(ii)	to receive any dividend or other distribution,

while the breach continues.

In this rule 29.4 "dispose" (and other grammatical forms of it) has the meaning given by the Listing Rules.

29.5	Refusal to register transfer

Replaces section 1072F(3)

The Board:

(a)	may refuse to register a transfer of shares only if that refusal would not contravene the Listing Rules or the SCH business rules;

(b)	subject to section 259C, must not register a transfer to a subsidiary of the Company, and

(c)	must not register a transfer if the Act, the Listing Rules or the SCH business rules forbid registration.

If the Board refuses to register a transfer, the Company must give the lodging party notice of the refusal and the reasons for it within 5 business days after the date on which the transfer was delivered to it.

29.6	Transferor remains holder until transfer registered

Replaces section 1072F(1)

The transferor of a share remains the holder of it until:

(a)	if the transfer is a Market Transfer, the time the SCH business rules provide that the transfer takes effect; and

(b)	otherwise, the transfer is registered and the name of the transferee is entered in the Register.

29.7	Powers of attorney

The Company may assume, as against a member, that a power of attorney granted by that member that is lodged with or produced or exhibited to the Company remains in force, and may rely on it, until the Company receives express notice in writing at its registered office of:

(a)	the revocation of the power of attorney; or

(b)	the death, dissolution or insolvency of the member.

30.	TRANSMISSION OF SHARES

30.1	Death of joint holder

The Company must recognise only the surviving joint holders as being entitled to shares registered jointly in the names of a deceased member and others. The estate of the deceased joint holder is not released from any liability in respect of the shares.

30.2	Death of single holder

The Company must not recognise any one except the legal personal representative of the deceased member as having any title to shares registered in the sole name of a deceased member. If the personal representative gives the Board the documents described in section 1071B(9) or other information that satisfies the Board of the representative's entitlement to be registered as holder of the shares:

(a)
subject to rules 29.5 and 30.4 the Company must register the personal representative as the holder of the shares as soon as practical after receipt of a written and signed notice to the Company from the representative requiring it to do so; and

(b)	whether or not registered as the holder of the shares, the personal representative:

(i)	may, subject to rule 29, transfer the shares to another person; and

(ii)	has the same rights as the deceased member.

30.3	Transmission of shares on insolvency or mental incapacity

Subject to the Bankruptcy Act 1966, if a person entitled to shares because of the insolvency or mental incapacity of a member gives the Board the information it reasonably requires to establish the person's entitlement to be registered as holder of the shares:

(a)
subject to rules 29.5 and 30.4 the Company must register that person as the holder of the shares as soon as practical after receipt of a written and signed notice to the Company from that person requiring it to do so; and

(b)	whether or not registered as the holder of the shares, that person:

(i)	may, subject to rule 29, transfer the shares to another person; and

(ii)	has the same rights as the insolvent or incapable member.

If section 1091A applies, this rule is supplemental to it.

30.4	Refusal to register holder

The Company has the same right to refuse to register a personal representative or person entitled to shares on the insolvency or mental incapacity of a member as it would have if that person were the transferee named in a transfer signed by a living, solvent, competent member.

31.	UNMARKETABLE PARCELS

31.1	Board power of sale

The Board may sell a share that is part of an Unmarketable Parcel if it does so in accordance with this rule.

31.2	Notice of proposed sale

Once in any 12 month period, the Board may given written notice to a member who holds an Unmarketable Parcel:

(a)	stating that it intends to sell the Unmarketable Parcel; and

(b)	specifying a date at least 35 business days after the notice is given by which the member may give the Company written notice that the member wishes to retain the holding.

31.3	Public notice of intention to sell

Before the sale, the Board must publish a notice in a newspaper circulating generally in the area in which the member's address in the Register is, that states:

(a)	the Board intends to sell the Unmarketable Parcel;

(b)	the name of the member; and

(c)	the number of shares the Board intends to sell.

31.4	Second notice to member

Before selling an Unmarketable Parcel but after the date specified under rule 31.2(b) the Board must give the holder of the Unmarketable Parcel a second written notice stating:

(a)	that it intends to sell the Unmarketable Parcel;

(b)	the date on which it intends to sell it (which must be at least 15 business days after the date of the notice); and

(c)	that the Company will not sell the Unmarketable Parcel if, before it is sold, the member gives the Company a written notice that the member wants to keep the Unmarketable Parcel.

31.5	No sale where member gives notices

The Company must not sell an Unmarketable Parcel if the Company receives a written notice that the member wants to keep it.

31.6	Joint holders

If an Unmarketable Parcel is held jointly, the Company must give notice under rules 31.2 and 31.4 to each of the joint holders.

31.7	Terms of sale

A sale of shares under this rule includes all dividends payable on and other rights attaching to them. The Company must pay the costs of the sale. Otherwise, the Board may decide the manner, time and terms of sale.

31.8	Share transfers

For the purpose of giving effect to this rule each Director and Secretary has power to:

(a)	effect a Market Transfer; or

(b)	execute a share transfer under rule 29.3,

as agent for a member who holds an Unmarketable Parcel.

31.9	Application of proceeds

The Company must:

(a)	deduct any Called Amount in respect of the shares sold under this rule from the proceeds of sale and pay the balance into a separate bank account it opens and maintains for the purpose only;

(b)	hold that balance in trust for the previous holder of the shares (the "Divested Member");

(c)	as soon as practical give written notice to the Divested Member stating:

(i)	what the balance is; and

(ii)
that it is holding the balance for the Divested Member while awaiting the Divested Member's instructions and return of the certificate (if any) for the shares sold or evidence of its loss or destruction;

(d)	if the shares sold were certificated, not pay the proceeds of sale out of the trust account until it has received the certificate for them or evidence of its loss or destruction; and

(e)	subject to paragraph (d), deal with the amount in the account as the Divested Member instructs.

31.10	Protections for transferee

The title of the new holder of a share sold under this rule is not affected by any irregularity in the sale. The sole remedy of any person previously interested in the share is damages which may be recovered only from the Company.

31.11	No sale where takeover bid announced

Notwithstanding rule 31.1, the Company may not proceed with the sale of an Unmarketable Parcel where a takeover bid for the Company has been announced, but that sale may recommence after the offers made under the takeover bid have expired.

32.	ALTERATION OF SHARE CAPITAL

32.1	Capitalisation of profits

The Company may capitalise profits, reserves or other amounts available for distribution to members. Subject to the terms of issue of shares, members are entitled to participate in a capital distribution in the same proportions in which they are entitled to participate in dividends.

32.2	Adjustment of capitalised amounts

The Board may settle any difficulty that arises in regard to a capitalisation of profits as it thinks appropriate and necessary to adjust the rights of members among themselves including:

(a)	fix the value of specific assets;

(b)	issue fractional certificates;

(c)	make cash payments to members on the basis of the value fixed or on the basis that fractional entitlements are disregarded so as to adjust the rights of members between themselves; and

(d)	vest cash or specific assets in trustees.

32.3	Conversion of shares

Subject to sections 254G and 254H, the Listing Rules and rules 22.2 and 32.5, the Company may convert:

(a)	shares into a larger or smaller number of shares;

(b)	an ordinary share into a preference share; and

(c)	a preference share into an ordinary share,

by resolution passed at a meeting of members (but, in the case of a conversion of partly paid shares into a larger number of shares the proportion between the amount paid and the amount unpaid on each share must be the same as before the conversion).

32.4	Reduction of capital

Subject to the Listing Rules, the Company may reduce its share capital:

(a)	by reduction of capital in accordance with Division 1 of Part 2J.1;

(b)	by buying back shares in accordance with Division 2 of Part 2J.1;

(c)	in the ways permitted by sections 258E and 258F; or

(d)	in any other way for the time being permitted by the Act.

32.5	Variation of rights

If the Company issues different classes of shares, or divides issued shares into different classes, the rights attached to shares in any class may (subject to sections 246C and 246D) be varied or cancelled:

(a)	with the written consent of the holders of a majority of the issued shares of the affected class; or

(b)	by ordinary resolution passed at a meeting of the holders of the issued shares of the affected class.

Subject to the terms of issue of shares, the rights attached to a class of shares are not treated as varied by the issue of further shares of that class.

33.	WINDING UP

33.1	Distribution of assets generally

If the Company is wound up, the liquidator may, with the sanction of a special resolution:

(a)	divide the assets of the Company among the members in kind;

(b)	for that purpose fix the value of assets and decide how the division is to be carried out as between the members and different classes of members; and

(c)	vest assets of the Company in trustees on any trusts for the benefit of the members as the liquidator thinks appropriate.

33.2	No distribution of liabilities

The liquidator cannot compel a member to accept marketable securities in respect of which there is a liability as part of a distribution of assets of the Company.

33.3	Distribution not in accordance with legal rights

If the liquidator decides on a division or vesting of assets of the Company under rule 33.1 which does not accord with the legal rights of the contributors, any contributory who would be prejudiced by it may dissent and has ancillary rights as if that decision were a special resolution passed under section 507.

34.	NOTICES

34.1	Notices by Company

A notice is properly given by the Company to a person if it is:

(a)	in writing signed on behalf of the Company (by original or printed signature);

(b)	addressed to the person to whom it is to be given; and

(c)	either

(i)	delivered personally;

(ii)	sent by pre-paid mail (by airmail, if the addressee is overseas) to that person's address; or

(iii)	sent by fax to the fax number (if any) nominated by that person; or

(iv)	sent by electronic message to the electronic address (if any) nominated by that person.

34.2	Overseas members

A member whose registered address is not in Australia may notify the Company in writing of an address in Australia to which notices may be sent.

34.3	When notice is given

A notice to a person by the Company is regarded as given and received:

(a)	if it is delivered personally or sent by fax or electronic message:

(i)	by 5.00 pm (local time in the place of receipt) on a business day - on that day; or

(ii)	after 5.00 pm (local time in the place of receipt) on a business day, or on a day that is not a business day - on the next business day; and

(b)	if it is sent by mail - on the business day after it was posted.

A certificate in writing signed by a Director or Secretary of the Company stating that a notice was sent is conclusive evidence of service.

34.4	Notice to joint holders

Notice to joint holders of shares must be given to the joint member named first in the Register. Every person who becomes entitled to a share is bound by every notice in respect of that share that was properly given to a person registered as the holder the share before the transfer or transmission of the share was entered in the Register.

34.5	Counting days

If a specified period must pass after a notice is given before an action may be taken, neither the day on which the notice is given nor the day on which the action is to be taken may be counted in reckoning the period.

34.6	Certificate of Director or Secretary

A certificate signed by a Director or Secretary that a notice was given by the Company as set out in the certificate is admissible as evidence, and is conclusive evidence, that the notice was given.

34.7	Notices to "lost" members

If:

(a)
on 2 or more consecutive occasions a notice served on a member in accordance with this rule is returned unclaimed or with an indication that the member is not known at the address to which it was sent; or

(b)	the Board believes on other reasonable grounds that a member is not at the address shown in the Register or notified to the Company under rule 34.2,

the Company may give effective notice to that member by exhibiting the notice at the Company's registered office for at least 48 hours.

This rule ceases to apply if the member gives the Company notice of a new address.

35.	UNCLAIMED MONEY

The Company must deal with unclaimed dividends and distributions and unclaimed proceeds of shares sold or reissued under this document in accordance with the law relating to unclaimed money in the Company's jurisdiction of registration.

SCHEDULE

Terms of issue of preference shares

1.	Definitions

The following definitions apply in relation to a preference share issued under rule 22.2(a).

"Dividend Amount" for any Dividend Period means the amount calculated as DA = DR x N
365

where:

DA = Dividend Amount;

DR = Dividend Rate; and

N = number of days in the relevant Dividend Period.

"Dividend Date" means a date specified in the Issue Resolution on which a dividend in respect of that preference share is payable.

"Dividend Period" means:

(a)	the period that begins on and includes the Issue Date and ends on and includes the day before the first Dividend Date after the Issue Date; and

(b)	the period that begins on and includes each Dividend Date and ends on and includes the day before the next Dividend Date; and

(c)	the period that begins on and includes the last Dividend Date and ends on and includes the day before the Redemption Date.

"Dividend Rate" means the rate specified in the Issue Resolution for the calculation of the amount of dividend to be paid on that preference share on any Dividend Date.

"franked dividend" has the meaning given to that term by section 160APA of the Tax Act.

"Issue Date" means the date on which the share is issued.

"Issue Resolution" means the resolution passed under clause 2 of this schedule.

"redeemable preference share" means a preference share which the Issue Resolution specifies is liable to be redeemed:

(a)	at a fixed time or on the happening of a particular event;

(b)	at the Company's option; or

(c)	at the holder's option.

"Redemption Amount" in relation to a redeemable preference share means the amount specified in the Issue Resolution to be paid on redemption of that share.

"Redemption Date" in relation to a redeemable preference share, means the date on which the Issue Resolution requires the Company to redeem that share.

"Tax Act" means the Income Tax Assessment Act 1936, the Income Tax Assessment Act 1997, or both, as applicable.

2.	Issue Resolution

If the Board resolves to issue a preference share, it must pass an Issue Resolution which specifies:

(a)	the Dividend Date;

(b)	the Dividend Rate;

(c)	whether dividends are cumulative or non-cumulative;

(d)	whether the share is a redeemable preference share or not, and if so:

(i)	the Redemption Amount; and

(ii)
if the share is redeemable at the end of a fixed period, the Redemption Date, or otherwise the circumstances (if any) in which the share is redeemable at the option of the holder or of the Company, the way in which that option must be exercised and the way in which the resulting Redemption Date is ascertained, and may also specify that the dividend must be a franked dividend or must not be a franked dividend.

3.	Franked dividends

If the Issue Resolution specifies that the dividend on preference shares must be a franked dividend, it may also specify:

(a)	the extent to which the dividend must be franked (within the meaning of the Tax Act); and

(b)
the consequences of the dividend not being franked, which may include an increase of the dividend by the amount of franking credit which would have been imputed to the holder of the share under the Tax Act if the dividend had been franked in accordance with the Issue Resolution.

4.	Dividend entitlement

The holder of a preference share is entitled, in priority to any payment of dividend on any other class of shares, to a preferential dividend of the Dividend Amount for each Dividend Period. The dividend entitlement is cumulative if the Issue Resolution states that it is cumulative and otherwise is non-cumulative.

5.	Priority on winding up

The holder of a preference share is entitled, on a winding up, to payment in cash of:

(a)	the amount then paid up on it; and

(b)	if the Issue Resolution states that dividends are cumulative, any arrears of dividend,

in priority to any payment to the holders of any other class of shares but has no right to participate in surplus assets and profits of the Company or to vote on a winding up.

6.	Voting

The holder of a preference share has no right to vote at any meeting of members of the Company except:

(a)	during a period during which a dividend (or part of a dividend) in respect of the share is in arrears; and

(b)	if approval of preference shareholders is required under Part 2J.1:

(i)	on a proposal to reduce the Company's share capital; or

(ii)	on a resolution to approve the terms of a buy-back agreement,

then on that proposal or resolution;

(c)	on a proposal that affects rights attached to the preference share;

(d)	on a proposal to wind up the Company;

(e)	on a proposal for the disposal of the whole of the Company’s property, business and undertaking; and

(f)	during the winding-up of the Company.

7.	Notices and financial reports

The Company must give the holder of a preference share notice of each meeting of members in accordance with rule 13 and send the holder financial reports in accordance with rule 21.2.

8.	Redemption of redeemable preference shares

Subject to the Act, the Company must redeem a redeemable preference share on the Redemption Date by paying the Redemption Amount to the holder in cash, by cheque or in any other form that the holder agrees to in writing. If the Company sends the holder of a redeemable preference share a cheque for the Redemption Amount, the share is redeemed on the date on which rule 34.3(b) would treat the cheque as being received by the holder, whether or not the holder has presented the cheque. If the holder of a redeemable preference share does not present a cheque for the Redemption Amount within a reasonable period after it is sent, the Company must deal with the Redemption Amount in accordance with rule 35.

9.	Equal ranking issues

The issue of further preference shares that rank equally with any issued preference shares is not taken to affect the rights of the holders of the existing preference share whether or not the Dividend Rate for the new preference shares is the same as or different from that applicable to that preference share.